QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Pre-Effective Amendment to Registration Statement on form N-2 of our reports dated March 7, 2012 relating to the financial statements of New Mountain Finance Holdings, L.L.C., New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation, appearing in the Prospectus and our report dated March 7, 2012 related to the "Senior Securities" table of New Mountain Finance Holdings, L.L.C., appearing elsewhere in this Registration Statement.

          We also consent to the reference to us under the headings "Selected Financial and Other Data", "Senior Securities" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 28, 2013

QuickLinks

  Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM